Exhibit 99.1

IIOT-OXYS, Inc. and Aretas Sensor Networks, Inc. Sign Algorithm Development Agreement

CAMBRIDGE, MA / ACCESSWIRE / June 21, 2022 / IIOT-OXYS, Inc. (OTC PINK:ITOX) ("Oxys") announces the execution of a Statement of Work (SOW) Agreement with Aretas Sensor Networks Inc., a Canadian Indoor Air Quality (IAQ) Industrial Internet-of-Things (IIoT) start-up ("Aretas") to develop custom Artificial Intelligence (AI) and Machine Learning (ML) algorithms for their IAQ sensors and systems.

“We are very pleased about the rapid progression of this strategic partnership between Oxys and Aretas. We signed a mutual Non-Disclosure Agreement (NDA) in March, followed by the announcement of a convertible note to fund an Aretas IAQ contract in April, and now we have this initial SOW agreement. This SOW establishes a sub-contract to Oxys to develop custom AI & ML algorithms for the Aretas SentinelTM IAQ sensor and IIoT Platform, in exchange for cash compensation”, stated Cliff Emmons, CEO of Oxys. Dan Pothier, CEO of Aretas, added, “Odor detection is a key goal for several of our largest IAQ customers, and our Sentinel IAQ sensor has already distinguished itself in their independent testing. The Sentinel’s ability to monitor numerous analytes in one package, combined with Oxys’s AI & ML expertise will further distance us from the competition.”

The global market for Indoor Air Quality Monitors estimated at US$3.7 Billion in the year 2020, is projected to reach a revised size of US$6.4 Billion by 2027, growing at a CAGR of 8.2% over the period 2020-2027.1 Mr. Emmons concluded, “As highlighted in our recent shareholder Q&A interview, Oxys is committed to securing AI & ML sub-contracts and initiating Proof of Concepts (POCs), and this SOW is proof of our resolve. We are excited to have a partner like Aretas, and we expect further collaborative progress and business to follow.”

About Aretas Sensor Networks Inc.

Aretas Sensor Networks, Inc. combines IoT sensor technology, cloud-based platform, and machine learning/ AI for an end-to-end solution to ingest, collect, display, and analyze IoT data to allow companies to make better decisions.

About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS Inc.

Clifford L. Emmons

CEO

contact@oxyscorp.com

www.oxyscorp.com

SOURCE: IIoT-OXYS Inc.

1 https://www.reportlinker.com/p05957040/Global-Indoor-Air-Quality-Monitors-Industry.html?utm_source=GNW